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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 Amendment #1 to
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): June 1, 2006

                             MIV THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                   000-30453                       n/a
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation            File Number)               Identification No.)

               1-8765 ASH STREET, VANCOUVER, B.C., CANADA V6P 6T3
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (604) 301-9545

                                       n/a
          (Former name or former address, if changes since last report)


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SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant's Certifying Accountant
-------------------------------------------------------

Dale Matheson Carr-Hilton LaBonte, Chartered Accountants (the "New Accountant") has been engaged as the independent registered accounting firm for MIV Therapeutics, Inc. (the "Company") effective June 6, 2006 and until the New Accountant chooses to resign or the Company chooses to dismiss them. The Company dismissed Ernst & Young (the "Former Accountant") as principal independent accountants as of June 6, 2006.

The Company decided not to reappoint the Former Accountant as auditors and informed them of their dismissal on June 5, 2006. The decision to change accountants was approved by the Company's board of directors.

The Former Accountant report on the Company's consolidated financial statements for the fiscal year ended May 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as indicated in the following paragraph.

The Former Accountant report on the consolidated financial statements of the Company for the fiscal year ended May 31, 2005 contained an explanatory paragraph with respect to the restatement of certain information regarding uncertainty as to the Company's ability to continue as a going concern

In connection with the audit of the most recent fiscal year ended May 31, 2005 and for any subsequent interim period preceding the change, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their report on the financial statements for such year.

In connection with the audits of the most recent fiscal years ended May 31, 2005 and through the subsequent interim period preceding the change, there have been no reportable events as defined in paragraphs (a)(1)(v)(A) through (D) of
Item 304 of Regulation S-B.

The Company has provided the Former Accountant with a copy of this amended disclosure and has requested in writing that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. A copy of such letter is filed as an exhibit to this amended report on Form 8-K in accordance with Item 601 of Regulation S-K when it is received.

The Company has not consulted the New Accountants on the application of accounting principles to a specific completed or contemplated transaction, or on the type of audit opinion that might be rendered on the Company's financial statements, and neither written nor oral advice has been provided by the New Accountants that was an important factor considered by the Company in reaching any decision as to accounting, auditing or financial reporting issues.

The Company has requested the New Accountants review the foregoing disclosure and has provided the accountant the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's view, or the respects in which it does not agree with the statements made in response to this item. A copy of such letter has been filed as an exhibit to this report in accordance with Item 601 of Regulation S-B.

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SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principle Officer; Appointment of Directors;
--------------------------------------------------------------------------------
          Appointment of Principle Officers
          ---------------------------------

On June 1, 2006 Mark Landy was appointed to the Board of Directors, to hold office until his successor is duly appointed or elected. The Company announced Mr. Landy was also to become President via a press release on April 4, 2006 at which time the Company accepted the resignation of Alan Lindsay as President. Mr. Lindsay remains the Company's Chairman and CEO.

Mark Landy is an accomplished medical device analyst with nine years of sell-side, buy-side and capital venture experience.

Since 2004, Mr. Landy has been a Senior Research Analyst with Susquehanna Financial Group in Atlanta, Georgia. He established the Company's Medical Supplies and Device Research group and was ranked as the Firm's top healthcare analyst by institutional clients in 2005 and 2004.

From 2001 to 2004, Mr. Landy was a Director and Senior Research Analyst (Medical Devices) with Leerink Swann & Company in Boston.

Mr. Landy obtained a Bachelor of Business Administration from the University of Pennsylvania Wharton School of Business in 1996, and a Doctor of Dental Surgery from the University of Witwatersrand in Johannesburg, South Africa, in 1991.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits
-------------------------------------------

The following exhibits are furnished as part of this report:

16.1 (1) Letter from Dale Matheson Carr-Hilton LaBonte, Chartered Accountants dated June 7, 2006 regarding the change in the Company's Certifying Accountant.

16.2 Letter from Ernst & Young LLP, Chartered Accountants dated June 16, 2006 regarding the change in the Company's Certifying Accountant

(1) Included as an Exhibit to the Company's Form 8K filed on June 7, 2006.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    MIV THERAPEUTICS, INC.
                                                    a Nevada Corporation



Dated:  June 8, 2006                                /s/ Pat McGowan
                                                    ---------------------------
                                                    Pat McGowan
                                                    Chief Financial Officer